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                                  EXHIBIT 99.1

LANNETT COMPANY, INC.
FOR DECEMBER 1, 2004 RELEASE

              LANNETT COMPANY, INC. CHIEF FINANCIAL OFFICER RESIGNS

Lannett Company, Inc. (AMEX:"LCI") today announced that Larry Dalesandro, its chief financial officer (CFO), has resigned effective December 1, 2004 for personal reasons. Lannett has appointed Michael Tuterice as interim chief financial officer of the Company. Mr. Dalesandro has agreed to assist in the transition of the chief financial officer duties to Mr. Tuterice, and to be available for assistance and consultation to Lannett throughout the balance of the current fiscal year.

"Speaking on behalf of his many colleagues here at Lannett, Larry has been an instrumental part of Lannett's growth in the past few years. Mr. William Farber, our Chief Executive Officer and I will miss his valuable contribution to our Company. All of us here at Lannett wish Larry the very best in his future endeavors", said Arthur Bedrosian, President.

The appointment of Michael Tuterice as interim Chief Financial Officer will provide Lannett with a smooth transition process for this important Company function. Mr. Tuterice has assisted Mr. Dalesandro as Financial Reporting Manager this past year and has a number of years experience prior to joining Lannett. He's a graduate of St. Joseph's University with a BS in Business Administration, Cum Laude. Like Mr. Dalesandro, he is a Certified Public Accountant (CPA) and an alumnus of Grant Thornton LLP where he achieved the position of Audit Supervisor. His other work experience included stints as assistant Controller and Controller, as well as an Adjunct Professor at Immaculata College.

"I am confident Mr. Tuterice will handle the transition to interim CFO smoothly and without interruption" said Mr. Farber, Chief Executive Officer and Chairman of the Board of Directors.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH EXPRESS THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT. SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND INVOLVE A NUMBER OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT COULD CAUSE LANNETT'S FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER SIGNIFICANTLY FROM THE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE LANNETT'S ABILITY TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ADDITIONAL PHARMACEUTICAL PRODUCTS, THE INTRODUCTION OF COMPETITIVE GENERIC PRODUCTS, THE IMPACT OF COMPETITION FROM BRAND-NAME COMPANIES THAT SELL THEIR OWN GENERIC PRODUCTS OR SUCCESSFULLY EXTEND THE EXCLUSIVITY PERIOD OF THEIR

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BRANDED PRODUCTS, THE AVAILABILITY OF PRODUCT LIABILITY COVERAGE IN THE CURRENT
INSURANCE MARKET, THE IMPACT OF PHARMACEUTICAL INDUSTRY REGULATION AND PENDING LEGISLATION THAT COULD AFFECT THE PHARMACEUTICAL INDUSTRY, THE DIFFICULTY OF PREDICTING U.S. FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AUTHORITY APPROVALS, ACCEPTANCE AND DEMAND FOR NEW PHARMACEUTICAL PRODUCTS AND NEW THERAPIES, UNCERTAINTIES REGARDING MARKET ACCEPTANCE OF INNOVATIVE PRODUCTS NEWLY LAUNCHED, CURRENTLY BEING SOLD OR IN DEVELOPMENT, THE IMPACT OF RESTRUCTURING OF CLIENTS, RELIANCE ON STRATEGIC ALLIANCES, EXPOSURE TO PRODUCT LIABILITY CLAIMS, DEPENDENCE ON PATENT AND OTHER PROTECTIONS FOR INNOVATIVE PRODUCTS, FLUCTUATIONS IN CURRENCY, EXCHANGE AND INTEREST RATES, OPERATING RESULTS AND OTHER FACTORS THAT ARE DISCUSSED IN LANNETT'S ANNUAL REPORT ON FORM 10K FOR ITS FISCAL YEAR ENDED JUNE 30, 2004 AND ITS OTHER FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.

Lannett Company's common stock trades on the American Stock Exchange under the symbol "LCI."

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